EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of November 1, 1997 by and between VIATEL, INC., a Delaware corporation with an office at 800 Third Avenue, New York, New York 10022 (the "Company"), and ALLAN
L. SHAW, an individual currently residing at 87 Joyce Lane, Woodbury, New York, 11797 (the "Executive").

                              W I T N E S S E T H:

            WHEREAS, the Board of Directors (the "Board") desires to provide certain incentive to Executive to remain in the Company's employ; and

            WHEREAS, the Board and the Executive desire that Company employ the Executive as the Vice President, Chief Financial Officer and Treasurer.

            NOW THEREFORE, each of the Company and Executive, intending to be legally bound, hereby mutually covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            The following terms used in this Agreement shall have the meanings set forth below.

            1.1 "Accrued Obligations" shall mean, as of the date of Termination, the sum of Executive's aggregate accrued but unpaid (A) Base Salary, (B) Bonus Award, (C) other cash compensation and (D) vacation pay, expense reimbursements and other cash entitlements, all determined through the date of Termination.

            1.2   "Base  Salary"  shall  mean the  amount set forth in Section
3.1 hereof.

            1.3 "Bonus Agreement" shall mean the Bonus Agreement entered into by the parties in the form attached hereto as EXHIBIT A.

            1.4 "Bonus Award" shall have the meaning specified in the Bonus Agreement.

            1.5 "Cause" shall mean Executive's (i) material violation of Section
2.3 hereof, which violation has not been cured within 15 days of the date that written notice thereof is received by Executive from the Board; (ii) material violation of Section 4.1 or 4.2 hereof; (iii) gross negligence in performing his duties hereunder or dishonesty in the performance of his duties or habitual neglect in managing the Company; PROVIDED, HOWEVER, that the Board undertakes a comprehensive review and determines that such conduct is materially injurious or materially damaging to the Company or its reputation; or (v) conviction of any felony or a misdemeanor involving fraud, misrepresentation or dishonesty; provided, however, that "Cause" shall be conclusively presumed not to exist during the twelve month period commencing immediately after the date of any Change of Control.

            1.6 "Common Stock" shall mean the common stock, par value $.01 a share, of the Company.

            1.7  "Confidential  Material"  shall have the  meaning  set forth in
Section 4.2 hereof.

            1.8 "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

            1.9 "Change of Control" is defined to mean such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), (A) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding Voting Stock of the Company on a fully diluted basis or (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

                  1.10 "Disability" shall mean Executive's death or inability to perform his material duties to the Company by reason of a physical or mental disability which has existed for an aggregate of nine months during any twelve month period.

            1.11 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            1.12 "Good Reason" shall mean any (i) reduction in Executive's Base Salary, (ii) failure by the Company to continue any material benefit or compensation plan, life insurance plan, health and accident plan, disability plan (or plan providing Executive with substantially similar benefits) in which Executive is participating or the material reduction by the Company of Executive's benefits under any such plan, (iii) failure by the Company to obtain an assumption of this Agreement by any successor of the Company (as contemplated in Section 6.2 hereof) or (iv) after a Change of Control, any breach of this Agreement or of the Bonus Agreement; PROVIDED, HOWEVER, that the Executive has provided written notice to the Company of such breach and the Company has not cured such breach (if capable of being cured) within 15 days of receipt of such notice.

            1.13 "Intellectual Property" shall mean any idea, process, trademark, service mark, trade or business secret, invention, technology, computer program or hardware, original work of authorship, design, formula, discovery, patent or copyright, application, record, design, plan or specification and any improvement, right or claim related to the foregoing.

            1.14 "Performance Year" shall mean each calendar year beginning on January 1 and ending on December 31.

            1.15 "Person" shall mean any individual or entity, whether a governmental or other agency or political subdivision thereof or otherwise.

            1.16 "Severance Amount" shall mean, for purposes of Section 5.3(b) hereof, an amount equal to (i) the sum of (A) the Base Salary for the calendar year in the Term in which the date of Termination occurs plus (B) the prior year's Bonus Award (not to be less than $50,000) MULTIPLIED BY (ii) the Severance Period Multiple.

            1.17 "Severance Period" shall mean the number of full calendar months remaining in the Term on the date of any Termination.

            1.18 "Severance Period Multiple" shall mean, the quotient obtained by DIVIDING (i) the number of full calendar months otherwise remaining in the Term on the date of Termination by (ii) 12; PROVIDED, HOWEVER, that the Severance Period Multiple shall not be less than one, except that in the case of a Change of Control, the Severance Period Multiple shall not be less than two.

            1.19  "Term"  shall  have the  meaning  set forth in  Section  2.2 hereof.

            1.20 "Termination" shall mean termination of Executive's employment with the Company for any reason.

            1.21 "Voting Stock" shall mean with respect to any share, interest, participation or other equivalent (however designated, whether voting or non-voting) in equity of the Company, whether now outstanding or issued after the date hereof, including, without limitation, any Common Stock, any preferred stock and any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the Board.

                                   ARTICLE II

                               EMPLOYMENT AND TERM

                  2.1 EMPLOYMENT. The Executive shall be employed as the Vice President, Chief Financial Officer and Treasurer, and Executive hereby accepts such employment. In addition, Executive agrees that he will serve in any similar capacity on behalf of any existing or future subsidiary of the Company as reasonably requested by the Board.


            2.2 TERM. The term (the "Term") of this Agreement  shall commence on the date hereof and shall terminate one (1) year from such date, unless terminated earlier for Cause; PROVIDED, HOWEVER, that the Term shall automatically renew for a one year period if a termination notice is not provided at least four (4) months before the termination date of the Agreement. Notwithstanding the foregoing, Executive's employment can not be terminated durring the period commencing 6 months before and ending twelve-month period after the date of any Change of Control.

            2.3  DUTIES.  The  Executive  shall  have  all  powers,  duties  and responsibilities commensurate with his position as set forth in Section 2.1 hereof or as may be assigned by the Board from time to time; PROVIDED, however, that any such powers, duties and responsibilities assigned by the Board are commensurate with such position. The Executive shall use his best efforts and devote all of his business time, attention and energy in performing his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict Executive from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, if such activities do not interfere with the performance of his duties hereunder or conflict with the Company's interests.

                                   ARTICLE III

                            COMPENSATION AND BENEFITS

                  3.1 BASE SALARY. For services performed by Executive for the Company and its subsidiaries hereunder, the Company shall pay Executive an annual Base Salary of $140,000, in accordance with the Company's regular payroll practices. The Base Salary shall be increased in the sole and absolute discretion of the Board.

                  3.2 BONUSES. Executive shall be eligible to receive an annual Bonus Award. Any compensation which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the Base Salary and any Bonus Award.

            3.3 STOCK OPTIONS. Executive shall be entitled to receive annual grants of stock options or restricted stock in amounts determined by the Board (or any committee thereof) in its sole and absolute discretion.

                  3.4 OTHER BENEFITS. In addition to the Base Salary and Bonus Award, Executive shall also be entitled to the following:

                        (a) PARTICIPATION IN BENEFIT PLANS. Executive shall be entitled to participate in and receive benefits under all present and future life, accident, disability, medical, pension, and savings plan and all similar benefits made available to senior executive officers of the Company. Executive shall also be entitled to participate in all other welfare and benefit plans maintained by the Company and/or its subsidiaries, as the case may be, for their respective employees generally.

                        (b) VACATION. Executive shall be entitled to vacation and paid holidays consistent with the Company's practices as adopted from time to time time; PROVIDED, HOWEVER, that such vacation shall not be less than 20 days each year.

                  (c) EXPENSES. The Company shall reimburse Executive for reasonable travel, out of pocket business expenses incurred by Executive in the performance of his duties hereunder, provided appropriate documentation supporting such expenses is submitted in accordance with the Company's governing policies.

            3.5 VESTING ON A CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in any other agreement, upon the occurrence of any Change in Control, any outstanding option, restricted stock, stock appreciation right or similar right, entitlement or payment shall become fully vested and shall no longer be subject to any conditions for ownership.

                                   ARTICLE IV

                                    COVENANTS

            4.1 NON-LNTERFERENCE. During the Term and a period of one year thereafter, Executive agrees not to solicit or encourage any employee of the Company who is employed in an executive, managerial, administrative or professional capacity or who possesses Confidential Material to leave the employment of the Company.

            4.2 NONDISCLOSURE OF CONFIDENTIAL MATERIAL. (a) In the performance of his duties hereunder, Executive shall have access to confidential records and information, including, but not limited to, information relating to (i) any Intellectual Property or (ii) the Company's business practices, finances, developments, customers, affairs, marketing or purchasing strategy or other secret information (collectively, clauses (i) and (ii) of this Section 4.2(a) are referred to as the "Confidential Material").

                  (b) All Confidential Material shall be disclosed to Executive in confidence. Except in performing his duties hereunder, Executive shall not, during the Term and at all times thereafter, disclose or use any Confidential Material.

                  (c) All records, files, drawings, documents, equipment and other tangible items containing Confidential Material shall be the Company's exclusive property, and, upon termination of this Agreement, or whenever requested by the Company, Executive shall promptly deliver to the Company all of the Confidential Material (and copies thereof) that may be in Executive's possession or control.

                  (d) The foregoing restrictions shall not apply if (i) such Confidential Material has been publicly disclosed (not due to a breach by Executive of his obligations hereunder or by breach of any other person of a fiduciary or confidential obligation to the Company) or (ii) Executive is required to disclose Confidential Material by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; PROVIDED, HOWEVER, that Executive shall, prior to any such disclosure, immediately notify the Company of such requirement; PROVIDED, FURTHER, that the Company shall have the right, at its expense, to object to such disclosures and to seek confidential treatment of any Confidential Material to be so disclosed on such terms as it shall determine.

            4.3   EXECUTIVE INVENTIONS AND IDEAS.

                  (a) Executive hereby agrees to assign to the Company, without further consideration, his entire right, title and interest (within the United States and all foreign jurisdictions), to any Intellectual Property created, conceived, developed or reduced to practice by Executive (alone or with others), free and clear of any lien or encumbrance. If any Intellectual Property shall be deemed patentable or otherwise registrable, Executive shall assist the Company (at its expense) in obtaining letters patent or other applicable registration therein and shall execute all documents and do all things (including testifying at the Company's expense) necessary or appropriate to obtain letters patent or other applicable registration therein and to vest in the Company, or any affiliate specified by the Board.

                  (b) Should Company be unable to secure  Executive's  signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Intellectual Property, whether due to Executive's Disability or other cause, Executive hereby irrevocable designates and appoints the Company and each of its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and on Executive's behalf and stead and to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and other enforcement of patents, copyrights or other rights or protections with the same effect as if executed and delivered by Executive.

            4.4   ENFORCEMENT.

                  (a) Executive acknowledges that violation of any covenant or agreement set forth in this Article IV would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and, therefore, upon any breach by Executive of this Article IV, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages, and all of the Company's rights and remedies shall be unrestricted.

                  (b) If any provision of this Agreement, or application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction or be found in an arbitration proceeding to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to any other person, place and circumstance shall remain in full force and effect. It is the intention of the parties hereto that the covenants contained herein shall be enforced to the maximum extent (but no greater extent) in time, area, and degree of participation as is permitted by the law of the jurisdiction whose law is found to be applicable to the acts allegedly in breach of this agreement, and the parties hereby agree that the court making any such determination shall have the power to so reform the Agreement.

                  (c) The  Executive  understands  that the  provisions  of this
Article IV may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that
(i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time and the scope of activity to be restrained; and (iii) the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided under Article V hereof, is sufficient to compensate Executive for the restrictions contained in this Article IV. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that he will not assert, and it should not be considered, that any provisions of this Article IV prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

                  (d) Each of the covenants of this Article IV is given by Executive as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and accept the obligations hereunder.

                                    ARTICLE V

                                   TERMINATION

            5.1 TERMINATION OF AGREEMENT. Except for those provisions of this Agreement that survive Termination, this Agreement shall expire upon any Termination.

            5.2   PROCEDURES APPLICABLE TO TERMINATION.

                  (a) TERMINATION FOR CAUSE. The Executive may be terminated for Cause, upon at least 30 days' prior written notice from the Board to Executive for termination for Cause provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board concerning such determination.

                  (b) RESIGNATION FOR GOOD REASON. The Executive may resign for Good Reason, upon at least 30 days' prior written notice from Executive to the Board of his intent to resign for Good Reason provided that Executive, with his counsel, shall have met with the Board, if requested by the Board, during such period with respect to his intent to resign.

                  (c) TERMINATION WITHOUT CAUSE OR FOR DISABILITY. The Executive may be terminated without Cause or for Disability, upon at least 30 days' prior written notice from the Board to Executive, by a vote of the Board, provided that Executive, with his counsel, shall have had the opportunity during such period to be heard at a meeting of the Board with respect to such determination).

                  (d) NO EFFECT ON RIGHTS. The Executive's right or obligation to be heard in connection with a Termination shall not otherwise effect the rights and obligations of the Executive and the Company hereunder.

            5.3   OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                  (a) ACCRUED OBLIGATIONS AND OTHER BENEFITS. Upon any Termination, the Company shall pay to Executive, or, upon Executive's Disability, to his heirs, estate or legal representatives, as the case may be, the following:

                        (i) all Accrued Obligations in a lump sum within 10 days after the date of Termination; and

                        (ii) all benefits accrued by Executive as of the date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

                  (b) TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON. If the Board terminates Executive's employment without Cause (excluding Termination because of Disability), or if Executive resigns for Good Reason, in addition to the amounts payable under Section 5.3(a) hereof:

                        (i) The Company shall pay Executive (A) one-half (1/2) of the Severance Amount in a lump sum within 10 days after the date of Termination and (B) one-half (1/2) of the Severance Amount over the unexpired portion of the Term in accordance with the Company's regular payroll practices then in existence; and

                        (ii)  The  Company   shall   continue   all   benefits
coverage of Executive and any dependents then provided under its benefit plans or policies for the unexpired portion of the Term.

                  (c) TERMINATION FOR CAUSE OR RESIGNATION WITHOUT GOOD REASON. If the Board terminates Executive's employment for Cause, or if Executive resigns without Good Reason, Executive shall only be entitled to the amounts payable under Section 5.3(a) hereof:

                  (d) EXCLUSIVITY. Any amount payable to Executive pursuant to this Article V shall be Executive's sole remedy upon a Termination, and Executive waives any and all rights to pursue any other remedy at law or in equity; PROVIDED, HOWEVER, that Executive does not hereby waive any right provided under any federal, state or local law or regulation relating to employment discrimination.

                                   ARTICLE VI

                                  MISCELLANEOUS

            6.1 EXECUTIVE ACKNOWLEDGMENT. The Executive acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

            6.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive's heirs and representatives and the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise), by agreement in form and substance reasonably satisfactory to Executive, to assume performance of this Agreement in the same manner that the Company would have been required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law.

            6.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (a)   if to the Board or the Company, to:

                        Viatel, Inc.
                          800 Third Avenue, 18th Floor
                        New York NY 10022
                           Attention: General Counsel

                  (b)   if to Executive, to:

                        at 87 Joyce Lane
                            Woodbury, New York, 11797

Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

            6.4 TAX WITHHOLDING. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise. The Company may, at its option:
(i) withhold such taxes from any cash payments owing from the Company to Executive, (ii) require Executive to pay to the Company in cash such amount as may be required to satisfy such withholding obligations and/or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

            6.5 NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided in Section 6.2 hereof, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. Except for the Company and its existing and future subsidiaries, no Person shall be, or deemed to be, a third party beneficiary of this Agreement.

            6.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

            6.7 JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York as applied to contracts capable of being wholly performed in such State.

            6.8 ENTIRE  AGREEMENT;  AMENDMENT.  Except as otherwise  provided in
Section 3.3 hereof, this Agreement and the Exhibits attached hereto embody the entire understanding of the parties hereto, and supersede all prior agreements regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

            6.9 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

            6.10  SURVIVAL.  Notwithstanding  anything to the  contrary  herein,
Section 3.5, Article IV, Section 5.3 and Article VI of this Agreement shall survive termination of this Agreement for any reason whatsoever.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.

                                              VIATEL, INC.


                                             By: /s/ MICHAEL J. MAHONEY
                                                 -------------------------------


                                             EXECUTIVE


                                             /s/ ALLAN L. SHAW
                                             -----------------------------------

                                 BONUS AGREEMENT

                  THIS BONUS AGREEMENT ("Agreement") is entered into on November 1, 1997 by and between VIATEL, INC., a Delaware corporation with an office at 800 Third Avenue, New York, New York 10022 (the "Company"), and ALLAN L. SHAW, an individual currently residing at with an address at 87 Joyce Lane Woodbury, New York 11797 (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Compensation Committee of the Board of Directors (the "Board") desires to provide incentives to Executive to remain in the Company's employ; and

                  WHEREAS, the Board and the Executive desire that Company employ the Executive as the Vice President, Finance and Chief Financial Officer.

                  NOW THEREFORE, each of the Company and Executive, intending to be legally bound, hereby covenants and agrees as follows:

         1. DEFINITIONS. All capitalized terms used in this Agreement that are not defined herein shall have the definitions ascribed thereto in the Executive's Employment Agreement, dated August 1997, between the Executive and the Company.

         2. PURPOSE. The Company has entered into this Agreement to provide appropriate incentives to the Executive to achieve and exceed specified performance objectives to enhance the Company's value for the benefit of its stockholders.

         3. PERFORMANCE YEAR. Each calendar year beginning with January 1, 1997 shall be a "Performance Year." During the Term, if the Executive is employed by the Company for a part of a Performance Year, he shall receive a Bonus Award (as hereinafter defined) equal to the Bonus Award he would have received had he been employed for the entire Performance Year, MULTIPLIED BY a fraction, of which (i) the numerator is the number of days he was employed by the Company during such Performance Year and (ii) the denominator is 365; PROVIDED, HOWEVER, that if Executive's employment is terminated before the end of the Performance Year either (x) by the Board for Cause or (y) by the Executive without Good Reason, no Bonus Award shall be made for the related Performance Year (or part thereof).

         4. REVENUE. Revenue shall mean, with respect to the Company on a consolidated basis for any Performance Year, the Company's consolidated Net Revenue for such Performance Year as determined in accordance with generally accepted accounting principles consistently applied, including revenue earned during such Performance Year and less credits and discounts issued and accrued during such Performance Year.

         5. EBITDA. EBITDA shall mean, with respect to the Company on a consolidated basis for any Performance Year, the Company's consolidated pre-tax income for such Performance Year as determined in accordance with generally accepted accounting principles consistently applied, PLUS, to the extent deducted in computing such consolidated pre-tax income, without duplication, (A) the sum of (a) interest expense, (b) depreciation expense and amortization expense, (c) extraordinary losses, (d) realized and unrealized foreign currency losses, performance losses relating to any foreign currency transactions or hedging activities, (e) all bonuses paid to all employees in such year, whether for any prior or current year, MINUS, to the extent included in computing such consolidated pre-tax income, without duplication, (B) the sum of (i) interest income, (ii) extraordinary gains and (iii) non-cash exchange, translation or performance gains relating to any foreign currency transactions or currency fluctuations.

         6. BONUS AWARDS.  (a) For each  Performance  Year set forth below,  the
Executive shall receive a cash bonus (the "Bonus Award") equal to the Executive's Base Salary multiplied by the Bonus Multiple for such Performance Year as specified below. For purposes of this Agreement, the term "Bonus Multiple" shall mean the multiple, if any, selected from the charts below by computing (i) actual REVENUE for the Performance Year as a percentage of
Projected REVENUE for such Year, assuming that the Projected REVENUE is $84,000,000, $131,000,000 and $212,000,000 for 1997, 1998 and 1999,
respectively, and (ii) the variance in EBITDA as compared to Projected EBITDA, having been adjusted so that the total projected bonus payments for such year is zero, is $(23,200,000), $(22,600,000) and $(8,600,000) for 1997, 1998 and 1999,
respectively.



                         --------------------------------------------------------------------------
                                                           1997
                                                    VARIANCE IN EBITDA
                          -10%       0%       5%       10%        15%         20%         25%
                          OR         OR       OR       OR BETTER  OR BETTER   OR BETTER   OR BETTER
                         BETTER    BETTER   BETTER
---------------------------------------------------------------------------------------------------
   ACTUAL       100%
              OR ABOVE    0.5       0.6       0.7       0.8        0.9         1.0         1.0
                        ---------------------------------------------------------------------------
   REVENUE      110%
              OR ABOVE    0.6       0.7       0.8       0.9        1.0         1.0         1.0
                        ---------------------------------------------------------------------------
    AS A        120%
              OR ABOVE    0.7       0.9       0.9       1.0        1.0         1.0         1.0
                        ---------------------------------------------------------------------------
 PERCENT OF     130%
              OR ABOVE    0.9       0.9       1.0       1.0        1.0         1.0         1.0
                        ---------------------------------------------------------------------------
  PROJECTED     140%
              OR ABOVE    0.9       1.0       1.0       1.0        1.0         1.0         1.0
  REVENUE
---------------------------------------------------------------------------------------------------








                     ------------------------------------------------------------------------------
                                                           1998
                                                    VARIANCE IN EBITDA
                        -10%       0%         5%          10%         15%         20%        25%
                         OR        OR         OR       OR BETTER   OR BETTER   OR BETTER   OR BETTER
                       BETTER     BETTER     BETTER
---------------------------------------------------------------------------------------------------
   ACTUAL       100%
              OR ABOVE    0.6       0.8       0.9       1.0        1.0         1.1         1.1
                       ---------------------------------------------------------------------------
   REVENUE      110%
              OR ABOVE    0.8       0.9       1.0       1.0        1.1         1.1         1.1
                        ---------------------------------------------------------------------------
    AS A        120%
              OR ABOVE    0.9       1.0       1.0       1.1        1.1         1.1         1.1
                        ---------------------------------------------------------------------------
 PERCENT OF     130%
              OR ABOVE    1.0       1.0       1.1       1.1        1.1         1.1         1.1
                        ---------------------------------------------------------------------------
  PROJECTED     140%
              OR ABOVE    1.0       1.1       1.1       1.1        1.1         1.1         1.1

   REVENUE
                        ---------------------------------------------------------------------------


                       ----------------------------------------------------------------------------
                                                          1999
                                                     VARIANCE IN EBITDA
                       -10%        0%        5%        10%        15%         20%         25%
                        OR         OR        OR      OR BETTER  OR BETTER   OR BETTER   OR BETTER
                       BETTER     BETTER    BETTER
---------------------------------------------------------------------------------------------------
  ACTUAL      100%
            OR ABOVE     0.7       0.9        1.0       1.1        1.1         1.2         1.2
                      -----------------------------------------------------------------------------
  REVENUE     110%
            OR ABOVE     0.9       1.0        1.1       1.1        1.2         1.2         1.2
                      -----------------------------------------------------------------------------
   AS A       120%
            OR ABOVE     1.0       1.1        1.1       1.2        1.2         1.2         1.3
                      -----------------------------------------------------------------------------
PERCENT OF    130%
            OR ABOVE     1.1       1.1        1.2       1.2        1.2         1.3         1.3
                      -----------------------------------------------------------------------------
PROJECTED    140%
            OR ABOVE     1.1       1.2        1.2       1.2        1.3         1.3         1.3
 REVENUE
---------------------------------------------------------------------------------------------------



                  (b) The final determination of EBITDA with respect to any Performance Year shall be subject to the affirmative approval (the "Approval") of a majority of Compensation Committee members then in office. If the Approval is not obtained within 15 days after completion of the Company's audited financial statements for the related Performance Year, the Compensation Committee shall appoint a nationally recognized accounting firm (which may be the Company's auditors) to determine EBITDA in respect of such Performance Year.

                  (c) If the Company issues additional securities, whether debt or equity, for the purpose of raising funds after the initial Public Offering, then the Compensation Committee (excluding the Executive if the Executive is a member of the Compensation Committee) shall be empowered to amend this Agreement in any manner it deems appropriate taking into account all of the facts and circumstances, including (i) the Company's desire to provide long-term incentive to the Executive and (ii) the reasons such additional capital was raised.

         7. TIME OF PAYMENT. Each Award shall be paid no later than the fourteenth (14th) day (assuming Approval is obtained or, assuming Approval is not obtained, as to the undisputed amount), or the thirtieth (30th) day (assuming Approval is not obtained, as to the disputed amount), after completion of the Company's audited financial statements for such Performance Year.

         8. NO ASSIGNMENTS. A Executive may not assign a Bonus Award without the prior written consent of the Board. Any attempted assignment without such consent shall be void. For purposes of this Agreement, any designation of, or payment to, an administrator, representative or beneficiary in the event of the Executive's Disability shall not be deemed an assignment.

         9. UNFUNDED INCENTIVE COMPENSATION ARRANGEMENT. The Bonus Agreement is intended to constitute an unfunded incentive compensation arrangement covering the Executive. Nothing contained hereunder shall create or be construed to create a trust of any kind. Any Bonus Award shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such awards.

         10. NO RIGHT TO SPECIFIC ASSETS. There shall not vest in any participant any right, title, or interest in and to any specific assets of the Company.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Executive's heirs and representatives and the Company's successors and assigns.

         12. NOTICES. All notices hereunder shall be in writing and shall be sent to the address (as amended from time to time) and in the manner specified in the Employment Agreement.

         13. TAX WITHHOLDING. The Company shall provide for the withholding of any taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise.

         14. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         15. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the State of New York, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York as applied to contracts capable of being wholly performed in such State.

         16. ENTIRE AGREEMENT; AMENDMENT. This Agreement embodies the entire understanding of the parties hereto, and supersedes all prior agreements regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

         17. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first written above.


                                        VIATEL, INC.

                                        By:/s/ MICHAEL J. MAHONEY
                                           -------------------------------------
                                           Michael J. Mahoney, President


                                        EXECUTIVE


                                        /s/ ALLAN L. SHAW
                                        ----------------------------------------